Exhibit 10.2

HUMAN RESOURCING AGREEMENT

This SUBCONTRACTING AGREEMENT, being made this 1st day of October 2020 by and between Elvictor Group, Inc., a Nevada corporation (hereinafter the “Company”) and Elvictor Crew Management Limited (hereinafter the “Contractor”). The Agreement will become effective on the date of this Agreement as detailed above.

WHEREAS, the Company is performing various commercial contracts [“the contracts”], relating to crew management for motor vessels.

WHEREAS, the Contractor has expertise and specific knowledge in the performance of the said contracts and the industry pertaining these contracts. Consequently, the Company for efficiency purposes wishes to retain the services of the Contractor for the latter to provide Consultancy Services as well as to perform the running and management of the Company’s contracts with third-parties and /or provide and allow certain key personnel of the Contractor to be at the disposal of the Company [“the services’].

WHEREAS, the Contractor is willing to undertake to provide such services as is hereinafter fully set forth:

WITNESSETH

NOW THEREFORE, the parties agree as follows:

1.	Term: This Subcontracting Agreement shall have an indefinite term, provided that this Agreement may be cancelled by either party at any time with written notice provided sixty (60) days prior to cancellation.

2.	Nature of Services: The Company hereby engages the Contractor

a)	to render services in relation to the provision of key personnel i.e. human resource services as well as know how and consultancy on aspects of crew management and more specifically those services described in the said contracts.

b)	Responsibilities of the Company:

a.	The Company shall provide the Contractor with all information about the Company as reasonably requested by the Contractor in a timely manner. In addition, executive officers and directors of the Company shall make themselves available for personal consultations either with the Contractor and/or third-party designees, subject to reasonable prior notice, pursuant to the request of the Contractor.

b.	The Company shall provide to the Contractor access to any clients for which the Contractor will be asked to assist and provide the services.

c.	The Company shall be responsible for invoicing clients for the work performed by the Contractor and collecting and distributing any fees owed to the Contractor for work performed the relevant following by the Contractor.

c)	Responsibilities of the Contractor:

a.	The Contractor shall fulfill all ship crew management and crew manning services and any services described in the contracts on behalf of the Company pursuant to the Company’s contracts with third parties, including but not limited to, supplying Crew for individual ships or vessels, ensuring that such crew has passed required medical examinations, and ensuring that applicable laws are met regarding the crew members.

b.	The Contractor shall report to the Company on a regular basis to be determined by the Company.

d)	Fees: For the Services described herein which will be provided to the Company from time to time over the course of our engagement, the parties mutually agree that the Contractor will be entitled to fees that will be determined on an ad hoc basis.

e)	Expenses: The Company shall also reimburse the Contractor for actual out-of-pocket expenses and disbursements including, but not limited to, facsimile, postage, printing, photocopying, and entertainment, incurred by the Contractor without the prior consent of the Company and in connection with the performance by the Contractor of its duties hereunder, the Company shall also reimburse the Contractor for the costs of all travel and related expenses incurred by the Contractor in connection with the performance of its services hereunder, provided that all such costs and expenses have been authorized, in advance, by the Company, and the Contractor shall not charge more than $1000.00 per case, for expenses without the prior written approval of the Company.

f)	Other Services and Charges: other charges can be invoiced by the Contractor subject to the conclusion of a written separate agreement.

g)	Indemnification: The Parties agree to indemnify and hold harmless each other and their affiliates, and their respective officers, director, employees, agents and controlling persons (The Parties and each such other persons and entities being an “Indemnified Party” for the purposes of this section) from and against any and all losses, claims, damages, and liabilities to which such Indemnified Party may become subject under any applicable federal or state law, or otherwise related to or arising out of any transaction contemplated by this Agreement and the performance by the Contractor of the services contemplated by this Agreement, and all reasonable expenses (including reasonable counsel fees and expenses) as they are incurred in connection the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto; provided that the other party shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Indemnified Party. The Indemnified Party shall promptly notify the Party from which it is seeking indemnification, in writing, of any such loss, claim, damage or liability as it is incurred and provide such Party with the opportunity to defend against or settle such matter with counsel of its choice. Any Party against whom indemnification may be sought shall not be liable to indemnify or provide contribution for any settlement effected without the indemnifying party’s prior written consent. In the event that the foregoing indemnity is unavailable or insufficient to hold any Indemnified Party harmless, then the other party shall contribute to the amounts paid or payable by such Indemnified Party in respect of such losses, claims in such proportion as is appropriate to reflect not only the relative benefits received by the Parties, but also the relevant fault of each Party, as well as any other relevant equitable considerations.

h)	Entire Agreement: This Agreement contains the entire Agreement between the Parties with respect to the contents hereof supersedes all prior agreements and understandings between the parties with the respect to such matters, whether written or oral. Neither this Agreement, nor any term or provisions hereof may be changed, waived, discharged, or amended in any manner other than by any instrument in writing, signed by the party against which the enforcement of the change, waiver, discharge, or amendment is sought.

i)	Counterparts: This Agreement may be executed in two or more counterparts, each of which shall be an original but all of which shall constitute one Agreement.

j)	Survival: Any termination of this Agreement shall not, however, affect the on-going provisions of this Agreement which shall survive such termination in accordance with their terms.

k)	Disclosure: Any financial advice rendered by the Contractor pursuant to this Agreement may not be disclosed publicly in any manner without the prior written approval of the Contractor, unless required by law or statute or any court, governmental or regulatory agency. All non-public information given to the Contractor by the Company will be treated by the Contractor as confidential information and the Contractor agrees not to make use of such information other than in connection with its performance of this Agreement, provided however that any such information may be disclosed if required by any court or governmental or regulatory authority, board, or agency. “Non-public information” shall not include any information which (i) is or becomes generally available to the public other than as a result of a disclosure by the Contractor; (ii) was available to the Contractor prior to its disclosure to the Contractor by the Company, provided that such information is not known by the Contractor to be subject to another confidentiality agreement with another party; or (iii) becomes available to the Contractor on a non-confidentiality basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company.

1)	Notice: Any or all notices, designations, consents, offers, acceptance, or other communication provided for herein shall be given in writing and delivered in person or by registered or certified mail, return receipt requested, directed to the address shown described in the preamble of this Agreement, unless notice of a change of address is furnished.

m)	Severability: Whenever possible, each provision of Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision of this Agreement is held to be invalid, illegal, or unenforceable provision had never been contained herein.

n)	Miscellaneous:

a.	Except as provided in Section 8, neither the Contractor nor its affiliates, or their respective officers, directors, employees, agents, or controlling persons shall be liable, responsible, or accountable in damages or otherwise to the Company or its affiliates, or their respective officers, directors, employees, agents, or controlling persons for any act or omission performed or omitted by the Contractor with the respect to the services provided by its pursuant or otherwise relating to or arising out of this Agreement.

b.	All final decision making in respect with the performance of the services by the Contractor to or on behalf of the Company shall rest exclusively with the Company, and Contractor shall not have any right or authority to bind the Company to any obligation or commitment.

c.	The parties hereby agree to submit any controversy or claim arising out of or relating to this Agreement to final binding arbitration administered by the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules, and further agree that immediately after the filing of a claim as provided herein they shall in good faith attempt mediation in accordance with the AAA Commercial Mediation Rules; provided, however, that the proposed mediation shall not interfere with or in any way impede the progress of arbitration. The parties also agree that (i) the AAA Optional Rules for Emergency Measures of Protection shall apply to any proceedings initiated hereunder; (ii) the arbitrator shall be authorized and empowered to grant any remedy or relief, which the arbitrator deems just and equitable in nature, including, but not limited to, specific performance, injunction, declaratory judgment and other forms of provisional relief in addition to a monetary award; (iii) the arbitrator may make any other decisions including interim, interlocutory or partial findings, orders and awards to the full extent provided in Rule 45 of the Commercial Arbitration Rules; and (iv) the arbitrator shall be empowered and authorized to award attorneys’ fees to the prevailing party in accordance with Rule45 (d).

d.	This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Nevada without regard to the conflicts of laws principals thereof or the actual domiciles of the parties. Any arbitration or mediation inherited by the parties as provided herein shall be filed and maintained exclusively with the American Arbitration Association’s offices located in the state of Florida, and the parties further agree that the provisions of paragraph 9, above, may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to and award of all costs, fees and expenses, including attorneys’ fees, to be paid by the party against whom enforcement is ordered.

Agreeed and accepted on Ocrober 1st 2020 by and between:

The Company:	The Contractor:

ELVICTOR GROUP, INC.		ELVICTOR CREW MANAGEMENT LIMITED

By:	/s/ Konstantinos	By:	/s/ Christos leonidou
Name:	Konstant Inc	Name:	Christos Leonidon
Title:	CEO	Title:	Director

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